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                                     AMENDMENT
                                         TO
                             SOFTWARE LICENSE AGREEMENT
                                       BETWEEN
                         EXCALIBUR TECHNOLOGIES CORPORATION
                                         AND
                               INFONAUTICS CORPORATION


This addendum modifies the Software License Agreement, dated June 27, 1994, as amended, between Excalibur Technologies Corporation (hereinafter "Excalibur"), a corporation organized and existing under the laws of the state of Delaware, with its principal place of business at 1921 Gallows Road, Suite 200, Vienna, VA 22182, formerly known as Conquest Software Corporation and Infonautics Corporation (hereinafter "Infonautics") a corporation organized and existing under the laws of the state of Pennsylvania, with its principal place of business at 900 West Valley Business Center, Suite 900, Wayne, PA 19087.

Now therefore, the parties agree to amend the contract as follows:


1.  Add the following:

                               Appendix A



Licensed Software:       RetrievalWare

Number of Users:         Unlimited

Authorized Online
Service Applications:    Infonautics provided online and/or information
                         services including but not limited to Electronic
                         Printing Press EPP, Electric Library and Homework
                         Helper and all successors and replacements thereto, excluding CD-ROM based Infonautics products.

Uses: Network or other electronic based means of accessing, using, distributing or offering the Authorized Online Service Applications.


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License Period:          Twelve (12) years commencing of the effective date of
                         this Amendment

License Fee:             $250,000
(excluding annual
maintenance)

License Fee Payment
Terms: $25,000 Payable to Excalibur, payment terms are Net 30 from the effective date of this Agreement.

                         $50,000 Payable to Excalibur, payment terms are Net 90 from the effective date of this Agreement.

                         $175,000 payable to International Software Finance Corporation according to the terms as specified in the Installment Payment Agreement, as referenced in Attachment A of this Addendum between Infonautics Corporation and Interactive Software Finance Corporation.

Optional Annual          $25,000 per year with a capped annual increase not
Maintenance Fee:         to exceed ten percent (10%) per year.

Optional Annual
Maintenance Fee
Payment Terms:           Payable to Excalibur, Net 30 days from receipt of
                         invoice.

Consulting Services:     Upon execution of this Agreement, all prior Licensor
                         service obligations including but not limited to the Software License dated June 27, 1994 and amended on
                         April 30, 1996 have been fulfilled in their entirety.


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2.  Upon execution of this Addendum, all prior royalty, royalty payment and license term language in the June 27, 1994 agreement, as amended, shall be superceded and replaced in their entirety by this Addendum.

IN WITNESS WHEREOF, the parties hereto have signed this Addendum on the 31st day of January, 1998.

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INFONAUTICS CORPORATION                      EXCALIBUR TECHNOLOGIES
                                             CORPORATION
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By: Ronald A. Berg                           By:    Dan C. Stroman
    ------------------------------                  ------------------------
Name: Ronald A. Berg                         Name:  Dan C. Stroman
      ----------------------------                  ------------------------
Title: VP-Finance & Administration           Title: Director Customer Accounting
      ----------------------------                  ------------------------
Date: 1/31/98                                Date:  1/31/98
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